Exhibit 10.69

January 6, 2005

Mr. Charles M. Swoboda

President & CEO

Cree, Inc.

4600 Silicon Drive

Durham, NC 27703

Re: Notice of Extension of Amended and Restated Exclusive Supply Agreement

Dear Chuck:

On behalf of Charles & Colvard, Ltd. (“C&C,” formerly known as C3, Inc.) it is my pleasure to provide written notice to Cree, Inc. (“Cree,” formerly known as Cree Research, Inc.) of the exercise of the option provided in Section 3.2 of the Amended and Restated Exclusive Supply Agreement dated June 6, 1997 by an between C&C and Cree (the “Agreement”) to extend the term of the Agreement for an additional period of 10 years beginning July 15, 2005 and expiring on July 14, 2015.

Please acknowledge receipt of this notice by signing and returning a copy of this notice to my attention.

CHARLES & COLVARD, LTD.

By:	/s/ Robert S. Thomas
Robert S. Thomas
President & CEO

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
President & CEO